EXHIBIT 4(ggg)
                            FIXED RATE SENIOR NOTE

REGISTERED                                                   REGISTERED No. R-
(pound)                                                       CUSIP: 617446HS1
                                                            ISIN: US617446HS12
                                                         COMMON CODE: 16400173



     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


     Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.


                                MORGAN STANLEY
                             5.375% NOTE DUE 2013

     Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.), a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered
assigns, the principal sum of             POUNDS STERLING ((pound)            ),
on November 14, 2013 (the "Maturity Date") (unless redeemed prior to the Maturity Date), and to pay interest thereon at the rate of 5.375% per annum from February 26, 2003, until the principal hereof is paid or duly made available for payment, semiannually in arrears on the 14th day of May and November in each year (each such date, an "Interest Payment Date"), commencing on May 14, 2003, and on the Maturity Date.


     Reference is hereby made to the further provisions of this certificate set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, Morgan Stanley has caused this Registered Global Security to be duly executed.



DATED: February 26, 2003                     MORGAN STANLEY




                                             By: _____________________
                                                 Name:  Alexander C. Frank
                                                 Title: Treasurer




TRUSTEE'S CERTIFICATE
   OF AUTHENTICATION

This is one of the Securities referred
  to in the within-mentioned
  Senior Indenture.

JPMORGAN CHASE BANK,
   as Trustee



By: __________________
    Authorized Officer


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


                              Reverse of Security


     Interest on this Registered Global Security (as described below) will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including February 26, 2003, until, but excluding, the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Registered Global Security (or one or more predecessor Registered Global Securities) is registered at the close of business on the first day of the month in which such Interest Payment Date occurs (whether or not a Business Day (as defined below)) (each such date, a "Record Date"). As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York, (ii) neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in London and (iii) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open. Interest shall be computed on the basis of the actual number of days in the interest period for which interest is being calculated. Interest payments on this Registered Global Security will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption date), as the case may be.


     In the case where an Interest Payment Date or the Maturity Date (or any redemption date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or the Maturity Date (or any such redemption date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any such redemption date) to such next succeeding Business Day.


     Payment of the principal of this Registered Global Security, any premium and the interest due on the Maturity Date or on any redemption date will be made upon surrender of this Registered Global Security at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, at the office or agency of the London Paying Agent, as defined below, or at such other paying agency as the Issuer may determine (each, a "Paying Agent," which term shall include the London Paying Agent). Payment of the principal of and interest on this Registered Global Security will be made in pounds sterling; provided, however, that at the option of the Issuer, interest may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holder at its last address as it appears on the registry books of the Issuer.


     This Registered Global Security is one of the duly authorized debt securities of the Issuer (the "Securities" and, individually, a "Security") issued or to be issued under and pursuant to an Amended and Restated Senior Indenture dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor Trustee under the Senior Indenture) (as may be amended or supplemented


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


from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. The terms of the Senior Indenture are hereby incorporated by reference herein. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Senior Indenture. This security is a Registered Global Security of a series of Securities designated as the 5.375% Notes Due 2013 of the Issuer (the "Notes"). The Issuer has appointed JPMorgan Chase Bank, acting through its principal corporate trust office in the Borough of Manhattan, The City of New York, as a paying agent for the Notes in the United States and JPMorgan Chase Bank, London Branch, at its corporate trust office in London, as an additional paying agent for the Notes outside the United States (the "London Paying Agent," which term includes any additional or successor London Paying Agent appointed by the Issuer).


     The Notes will not be subject to any sinking fund and will not be repayable at the option of the Holder prior to maturity. The Notes will not be redeemable prior to maturity other than in the case of a tax redemption as described below.


     The Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the Holder or beneficial owner of this Registered Global Security who is a Non-United States Holder (as defined below) as may be necessary in order that every net payment by the Issuer or any paying agent of the principal of and interest on this Registered Global Security and any other amounts payable on this Registered Global Security, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Registered Global Security to be then due and payable. The Issuer will not, however, be required to make any payment of Additional Amounts to any such Holder or beneficial owner for or on account of:


                  (a) any tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a partnership or a corporation for United States federal income tax purposes) and the United States and its possessions, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the Holder or beneficial owner of this Registered Global Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                  (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;


                  (c) any tax, assessment or other governmental charge imposed by reason of such Holder's or beneficial owner's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;


                  (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Registered Global Security;


                  (e) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, this Registered Global Security, if such payment can be made without such withholding by at least one other paying agent;


                  (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of this Registered Global Security, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;


                  (g) any tax, assessment or other governmental charge imposed by reason of such Holder's or beneficial owner's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or


                  (h) any combination of items (a), (b), (c), (d), (e), (f) or
         (g).


         In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such Holder or beneficial owner where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such Directive; or (ii) by or on behalf of a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting this Registered Global Security to another paying agent in a member state of the European Union. Nor shall Additional Amounts be paid with respect to any payment on this Registered Global Security to a Non-United States Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary of, or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder or beneficial owner of this Registered Global Security.


     The Notes may be redeemed as a whole at the option of the Issuer at any time prior to the Maturity Date at a redemption price equal to 100% of the principal amount of the Notes, together with accrued interest to the date fixed for redemption, if the Issuer determines that, as a result of:


                  (a) any change in or amendment to the laws, or any regulations or rulings promulgated under the laws, of the United States or of any political subdivision or taxing authority of or in the United States affecting taxation, or


                  (b) any change in official position regarding the application or interpretation of the laws, regulations or rulings referred to above (a "tax redemption"),


which change or amendment becomes effective on or after February 21, 2003, the Issuer is or will become obligated to pay Additional Amounts with respect to the Notes.


     The Issuer shall mail a notice of tax redemption, specifying the date and the applicable redemption price, to the Holders of the Notes by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Prior to giving notice under this paragraph, the Issuer shall deliver to the Trustee:


                  (a) an Officer's Certificate stating that the Issuer is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have occurred; and


                  (b) an Opinion of Counsel satisfactory to the Trustee to the effect that the Issuer is entitled to effect the redemption based on the statement of facts set forth in the Officer's Certificate.


     However, no notice of tax redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay the Additional Amounts if a payment on the Notes were then due.


     As used herein, the term "Non-United States Holder" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.


     This Registered Global Security and all obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.


     This Registered Global Security, and any Registered Global Security or Registered Global Securities issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and in denominations of (pound)1,000 and any integral multiple of (pound)1,000 in excess thereof.


     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in the Borough of Manhattan, The City of New York, a register for the registration and transfer of Notes. Subject to the limitations, terms and conditions set forth herein and in the Senior Indenture, this Registered Global Security may be transferred at either the aforesaid New York office of the Trustee or at the London office of the Trustee by surrendering this Registered Global Security for cancellation, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees, in exchange herefor, a new Registered Global Security or Registered Global Securities having identical terms and provisions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in
Section 2.08 of the Senior Indenture, this Registered Global Security is exchangeable at the office of the Trustee for definitive registered Notes without coupons of authorized denominations in an equal aggregate principal amount and having identical terms and provisions as the surrendered Registered Global Security.


     All Registered Global Securities surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to, the Issuer and the Trustee and executed by the registered Holder or by the Holder's attorney duly authorized in writing. The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer.


     In case an Event of Default, as defined in the Senior Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture.


     The Senior Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the Holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any Holder to institute suit for the payment thereof or
(b) reduce the aforesaid percentage in principal amount of debt securities the consent of the Holders of which is required for any such supplemental indenture.


     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of 5.375% Notes due 2013 which this Registered Global Security forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Registered Global Security, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the Holders of a majority in principal amount of the debt securities of all affected series then outstanding.


     No provision of this Registered Global Security or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Registered Global Security at the time, place and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Registered Global Security.


     The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Registered Global Security (whether or not this Registered Global Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.


     No recourse under or upon any obligation, covenant or agreement of the Issuer in the Senior Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of penalty or assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.


     This Registered Global Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.


     All terms used in this Registered Global Security, which are defined in the Senior Indenture and not otherwise defined herein, shall have the meanings assigned to them in the Senior Indenture.


     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Registered Global Security shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose.


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


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto




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[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]


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[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Registered Global Security, and all rights thereunder, hereby irrevocably constituting and appointing



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attorney to transfer such security on the books of the Issuer, with full power of substitution in the premises.


Dated:______________________                  Signature: _____________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Registered Global Security in every particular without alteration or enlargement or any change whatsoever.


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